Exhibit 99.1

FENNEC ANNOUNCES SECOND CLOSING OF PRIVATE PLACEMENT

Research Triangle Park, NC, May 16, 2016 – Fennec Pharmaceuticals Inc. (TSX: FRX, OTCQB: FENCF) (the “Company” or “Fennec”), a specialty pharmaceutical company focused on the development of Sodium Thiosulfate (STS) for the prevention of platinum-induced chemotherapy ototoxicity in pediatric patients, announced today that it has completed the second closing of the previously announced non-brokered US$5,000,000 private placement (the “Offering”). On the second closing, Essetifin SpA (formerly Sigma Tau Finanziaria SpA) acquired 1,538,751 common shares for gross proceeds of US$2,923,626.90. Together with the 1,092,828 common shares issued to it on the first closing, Essetifin SpA now holds 2,631,579 common shares, which represents 19.30% of the Company’s issued and outstanding shares, and has become an insider of the Company, as that term is defined in applicable

Canadian securities laws. Total gross proceeds of the Offering were US$5,000,000 and all shares were issued at a price of US$1.90 per Share. The current number of outstanding Shares, after giving effect to the Offering, is 13,638,567.

About Essetifin SpA (formerly Sigma Tau Finanziaria SpA)

Essetifin SpA (formerly Sigma Tau Finanziaria SpA) is an investment holding company with recognized experience in the rare diseases sector, employing approximately 200 people in its subsidiaries in the UK, the US, Switzerland and Germany and achieving around 60% of its turnover in the United States and 40% in the rest of the world.

Its product portfolio includes:

Treatments of Metabolic and Genetic Disorders

•          Adagen

•          Chenodeoxycholic acid

•          Cystaran

•          Carnitor in North America only

Cancer Treatments

•          Natulan/Matulane

•          Depocyt

In addition, the further development of the business can count on a pipeline of life cycle management of the above products and a number of R&D innovative technological platforms (ST-206 probiotic indicated for neonatal pathologies and heparanase inhibitors in multiple myeloma and other indications).

In addition to the commitment in the treatment and in the care of rare diseases, Essetifin SpA holds qualified equity investments in listed and unlisted companies in the traditional pharmaceutical sector and in the rare diseases sector.

About Fennec Pharmaceuticals

Fennec Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development of Sodium Thiosulfate (STS) for the prevention of platinum-induced chemotherapy ototoxicity in pediatric patients. STS has received Orphan Drug Designation in the US in this setting. For more information, please visit www.fennecpharma.com.

Forward-Looking Statement Disclaimer

Except for historical information described in this press release, all other statements are forward-looking, including statements or assumptions about regulatory approvals, anticipated use of proceeds and any other statements regarding the Company’s objectives (and strategies to achieve such objectives), future expectations, beliefs, goals or prospects. Forward-looking statements are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including that regulatory and guideline developments may change; that scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals; that clinical results may not be replicated in actual patient settings; that protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors; that the available market for the Company’s products will not be as large as expected; that the Company’s products will not be able to penetrate one or more targeted markets; that revenues will not be sufficient to fund further development and clinical studies; that the Company may not meet its future capital requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2015. Fennec Pharmaceuticals Inc. disclaims any obligation to update these forward-looking statements except as required by law.

For a more detailed discussion of related risk factors, please refer to our public filings available at www.sec.gov and www.sedar.com.

For further information, please contact:

Rosty Raykov

Chief Executive Officer

Fennec Pharmaceuticals Inc.

T: (919) 636-5144